Exhibit 10.30
The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.
TERMINATION AGREEMENT
     This Termination Agreement (“Termination Agreement”) is dated as of February 24, 2006, by and between Noven Pharmaceuticals, Inc., a Delaware corporation (“Noven”), and Endo Pharmaceuticals, Inc., a Delaware corporation (“Endo”). Noven and Endo are collectively referred to as “Parties” and individually as “Party.”
RECITALS
     WHEREAS, the Parties entered into an agreement dated February 25, 2004 (“License Agreement”) related to the exclusive distribution of certain fentanyl transdermal patch products (“Licensed Product”);
     WHEREAS, the Parties entered into a supply agreement dated as of February 25, 2004 ( “Supply Agreement”) and an intercompany quality control agreement dated as of February 25, 2004 ( “Quality Agreement”) relating to the Licensed Product;
     WHEREAS, the Parties further agreed that they would work together with respect to certain additional products using Noven’s transdermal patch technology (“Additional Products”), as more particularly described in the License Agreement;
     WHEREAS, the Food & Drug Administration (“FDA”) advised Noven on September 27, 2005 that the FDA would not approve the Licensed Product based on the FDA’s assessment of potential safety concerns related to the higher drug content in the Licensed Product;
     WHEREAS, the Parties mutually desire to terminate the Supply Agreement and Quality Control Agreement and wish to terminate the License Agreement with respect to the Licensed Product as set forth below; and
     WHEREAS, the Parties desire that the License Agreement survive with respect to the Additional Products, with certain modifications as described herein; and
     WHEREAS, this Agreement memorializes the understandings of the parties with respect to the subject matter hereof as of December 31, 2005 (the “Effective Date”).

     NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual promises and covenants contained in the Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Noven and Endo agree as follows:
Article 1. Definitions.
     Capitalized terms used herein shall have the meaning as provided in the License Agreement, unless as otherwise set forth below.
Article 2. Termination of Rights and Obligations with Respect to Licensed Product.
     2.1 Generally. The Parties mutually agree to, and hereby do, terminate in their entirety the Supply Agreement and the Quality Agreement, and all of the Parties’ respective rights and obligations thereunder, if any, shall terminate as of the Effective Date. Except as explicitly provided in this Termination Agreement, all of the Parties’ respective rights and obligations with respect to Licensed Product under the License Agreement, if any, shall terminate; provided, that all of the Parties’ rights and obligations under the License Agreement with respect to any Additional Product(s) shall continue. By way of clarification of the preceding sentence, on and after the date hereof Section 13.03 of the License Agreement (including Section 13.03(b) with respect to the Licensed Products) shall survive and bear upon the termination of the License Agreement per its terms and Section 10.05 of the Supply Agreement (including Section 10.05(b) with respect to the Licensed Products) shall survive and bear upon the termination of the Supply Agreement per its terms.
     2.2 Nature of Termination. The Parties agree that the termination of the License Agreement with respect to the Licensed Product is being provided by mutual agreement of Parties and not due to a breach of either Party’s obligations.
     2.3. Inconsistencies. To the extent that there is any inconsistency between the terms of this Termination Agreement and the terms of the License Agreement, the Supply Agreement or the Quality Agreement, this Termination Agreement shall govern.
Article 3. Additional Products.
     3.1 Notwithstanding anything to the contrary in this Termination Agreement, this Termination Agreement shall not in anyway affect either Party’s obligations or rights under the License Agreement, with respect to the Additional Products. The License Agreement shall continue in full force and effect as it pertains to Additional Products and both Parties’ obligations and rights under the License Agreement with respect to the Additional Products.
Article 4. Right of First Negotiation.
     4.1 Upon ***, Noven shall provide Endo written notice (the “Reformulation Notice”). Endo shall have the exclusive option, beginning upon receipt of the Reformulation Notice, of entering into negotiations regarding a definitive agreement regarding the development of commercialization of such product (the “Reformulated Product”). Endo shall exercise such option by giving Noven notice of its exercise within *** days of receipt of the Reformulation Notice from Noven. If Endo elects not to exercise such option within the initial *** -day time period, (a) Endo shall promptly provide Noven with notice acknowledging Endo’s failure to exercise such option, and (b) Noven shall not have any further obligation to Endo regarding Reformulated Product. If Endo does exercise such option within the initial *** -day period, the Parties shall promptly begin negotiating the terms of such transaction, and the terms under which Reformulated Product will be developed and commercialized. Such negotiations shall be based on the market, economic and other conditions in effect as of the time of such negotiations and without consideration to the License Agreement, including the payments previously made thereunder with respect to the Licensed Product. If, despite each Party’s good faith efforts, the Parties are not able to reach agreement on and do not execute such a definitive agreement within *** days from the date Endo exercises its option, Noven shall be free to continue with the development and commercialization of Reformulated Product without obligation to Endo; provided, that, for a period of *** months after the cessation of such negotiations, Noven shall not be permitted to enter into a commercialization or similar agreement relating to Reformulated Product with a third party unless such agreement contains both (i) ***, and (ii) a ***. At least *** business days prior to entering into a commercialization or similar agreement relating to Reformulated Product with a Third Party during such *** month period, Noven shall provide to Endo a certification with supporting documentation to evidence compliance with the provisions in the previous sentence. Endo shall be entitled as a matter of right to equitable relief, including injunction and specific performance, in any court of competent jurisdiction in the event of a breach by Noven of its obligations under this section. Endo’s rights under this Section 4 shall be non-assignable, other than to an affiliate of Endo.
Article 5. Miscellaneous.
     5.1 Miscellaneous. This Termination Agreement contains the entire agreement between the Parties hereto and there are no other understanding, arrangements or agreements with respect to the subject matter hereof except as set forth in the Termination Agreement. Terms of this termination are contractual and not a mere recital. The person executing this Termination Agreement on behalf of each of the Parties hereby represents and warrants that they are duly authorized to enter into this Termination Agreement without further consent, authorization or approval. This Termination Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute one and the same instrument. This Termination Agreement and any claims, disputes or causes of action relating to or arising out of this Termination Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without giving effect to the conflict of laws principles thereof.
     5.2 Publicity and Confidentiality. The Parties understand and agree that each shall be free to disclose this Termination Agreement as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a Party hereto are listed.

     IN WITNESS WHEREOF, the parties hereto have entered into this Termination Agreement effective as of the Effective Date.

NOVEN PHARMACEUTICALS, INC.	ENDO PHARMACEUTICALS INC.

By: /s/ Robert Strauss	By: /s/ Peter A. Lankau

Name: Robert Strauss	Name: Peter A. Lankau
Title: President & Chief Executive Officer	Title: President & Chief Executive Officer
Date: 3/2/06	Date: 3/2/2006

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